UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 22, 2004

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

37 N. ORANGE AVENUE, SUITE 500

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 926-6615

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 926-6616

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREHOLDINGS.COM

(REGISTRANT’S WEBSITE ADDRESS)

Item 5. Other Events.

On March 22, 2004, PainCare Holdings, Inc., a Florida corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), with an institutional investor (the “Investor”), under which the Company issued and sold to the Investor in a private placement (i) $5 million principal amount of a Secured Convertible Term Note due March 22, 2007 (the “Note”) and (ii) warrants to purchase 550,000 shares of Common Stock at an exercise price of $3.60 per share for the first 233,000 shares, $3.89 per share for next 183,000 shares and $4.18 per share for the remaining shares. The warrants are exercisable until March 22, 2011 (the “Warrants”). The Note bears interest at a fluctuating interest rate equal at all times to the prime rate plus 2%, subject to reduction if the value weighted average price of the Company’s Common Stock exceeds certain benchmarks. The initial interest rate on the Note is 6%. Net proceeds from the private placement, after estimated costs and expenses, were approximately $4,780,500 million and will be used for acquisitions.

The Note is convertible into shares of Common Stock at a price of $2.88 per share (subject to adjustment), which share price is equal to the average Closing Price during the ten trading days prior to closing. The Company may require that the holder of the Note convert its outstanding Note into Common Stock under specified circumstances. The principal amount of the Note is repayable in monthly installments, commencing as of July 1, 2004, in the initial amount of $50,000 eventually increasing to $181,667, with a final installment of $500,000 and may be paid, at the Company’s option, in cash or, subject to certain conditions, additional shares of Common Stock. Interest on the Note is payable monthly and may be paid, at the Company’s option, in cash or, subject to certain conditions, additional shares of Common Stock.

The Company also entered into a Registration Rights agreement, with the investor pursuant to which the Company agreed to prepare and file with the Securities and Exchange Commission by April 27, 2004 a registration statement covering the resale of the Common Stock that is issuable upon conversion of the Note and/or exercise of the Warrants, and/or issuable in payment of principal and interest on the Note.

In addition, the Company and the Investor are parties to a letter agreement pursuant to which the Investor has committed, subject to its sole reasonable discretion, to make available to PainCare an additional $10 million in increments of $5 million to finance future acquisitions in accordance with a negotiated Fixed Price Convertible Debt instrument.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1    Press release of the Company dated March 22, 2004

The exhibit attached hereto under “Item 7. Financial Statements and Exhibits” shall not be deemed “filed” for purposes of Section 18 of the Securities act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date: March 22, 2004	BY:	/s/ RANDY LUBINSKY
Chief Executive Officer and Director

Date: March 22, 2004	BY:	/s/ MARK SZPORKA
Chief Financial Officer, Secretary and Director